Exhibit 99.1

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION V96021 - TBD 1. To approve and adopt the Business Combination Agreement, dated as of December 4 , 2024 , by and among the Company (“Athena”), Athena Technology Sponsor II, LLC, Ace Green Recycling, Inc . (“Ace Green”), and Project Atlas Merger Sub Inc . (“Merger Sub”), as amended pursuant to the First Amendment thereto dated as of March 19 , 2026 and the Second Amendment thereto dated as of April 18 , 2026 (as may be amended and/or amended and restated, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Ace Green (the “Merger”), with Ace Green surviving the Merger as a wholly owned subsidiary of Athena, and approve the Merger and the other transactions contemplated thereby (together, the “Business Combination” and such proposal, the “Business Combination Proposal”) . 5. To approve and adopt the New Ace Green 2025 Equity Incentive Plan. 6. 7. To approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of shares of Athena Class A Common Stock pursuant to the Merger Agreement and the PIPE Subscription Agreements in connection with the Business Combination . To approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes to approve one or more of the proposals presented . 2. To approve and adopt, assuming the Business Combination Proposal is approved and adopted, the proposed Amended and Restated Certificate of Incorporation (the “Proposed Charter”) of the post - Business Combination company (“New Ace Green”) . 3A. 3B. to increase the authorized number of shares of New Ace Green to 115 , 000 , 000 , with such authorized shares consisting of (A) 110 , 000 , 000 shares of common stock, par value $ 0 . 0001 per share, and (B) 5 , 000 , 000 shares of preferred stock, par value $ 0 . 0001 per share . to eliminate certain charter provisions related to Athena's status as a blank check company, including changing Athena's name from “Athena Technology Acquisition Corp . II” to “Ace Green Recycling, Inc . ” and to remove the requirement to dissolve New Ace Green and instead allow it to continue as a corporate entity with perpetual existence following consummation of the Business Combination . 3. To separately approve, on a non - binding advisory basis, certain governance provisions in the Proposed Charter that the Athena board of directors believes are necessary to adequately address the needs of New Ace Green immediately following the consummation of the Business Combination, and that are being presented separately in accordance with the U . S . Securities and Exchange Commission guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions, as follows . For Against Abstain For Withhold The Board of Directors recommends you vote FOR proposals 1, 2, 3A, 3B, 5, 6 and 7. The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 4. 4. Election of Directors to serve on the New Ace Green Board of Directors ATHENA TECHNOLOGY ACQUISITION CORP. II 442 5TH AVENUE NEW YORK, NEW YORK 10018 ATHENA TECHNOLOGY ACQUISITION CORP. II Please sign exactly as your name(s) appear(s) hereon . When signing as attorney, executor, administrator, or other fiduciary, please give full title as such . Joint owners should each sign personally . All holders must sign . If a corporation or partnership, please sign in full corporate or partnership name by authorized officer . NOTE : This Proxy, when properly executed will be voted as specified above . If no specification is made, this Proxy will be voted FOR PROPOSALS 1 , 2 , 3 A, 3 B, 5 , 6 and 7 , and FOR the election of each of the listed nominees in PROPOSAL 4 . This proxy also confers discretionary authority to vote on such other matters as may come before the Special Meeting . The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at such meeting or at any adjournment or postponement thereof . O O Richard Goldberg 4a. O O O O O Jeanine Wright 4b. O O Otto C. Schwethelm 4c. O O Nishchay Chadha 4d. O O O O Abstain Against O For Vipin Tyagi 4e. O O O O O O O O O O O O O O O VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11 : 59 p . m . Eastern Time the day before the meeting date . Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form . During The Meeting - Go to www.virtualshareholdermeeting.com/ATEK2026SM You may attend the meeting via the Internet and vote during the meeting . Have the information that is printed in the box marked by the arrow available and follow the instructions . VOTE BY PHONE - 1 - 800 - 690 - 6903 Use any touch - tone telephone to transmit your voting instructions up until 11 : 59 p . m . Eastern Time the day before the meeting date . Have your proxy card in hand when you call and then follow the instructions . VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage - paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 . SCAN TO VIEW MATERIALS & VOTE ڀ

V96022 - TBD Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Materials are available at www.proxyvote.com . PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION ATHENA TECHNOLOGY ACQUISITION CORP. II SPECIAL MEETING OF STOCKHOLDERS [TBD], 2026 at 9:00 a.m. Eastern Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Isabelle Freidheim and Kirthiga Reddy, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock of ATHENA TECHNOLOGY ACQUISITION CORP . II that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9 : 00 a . m . Eastern Time on [TBD], 2026 , virtually at www . virtualshareholdermeeting . com/ATEK 2026 SM , and any adjournment or postponement thereof . This proxy, when properly executed, will be voted in the manner directed herein . If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations .